Sundial Growers Inc.

Common Shares

Underwriting Agreement

[●], 2019

Cowen and Company, LLC

BMO Nesbitt Burns Inc.

RBC Dominion Securities Inc.

Barclays Capital Canada Inc.

CIBC World Markets Inc.

Scotia Capital Inc.

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o BMO Nesbitt Burns Inc.

100 King Street West

Toronto, Ontario M5X 1H3

c/o RBC Dominion Securities Inc.

200 Bay Street, Suite 400, South Tower

Toronto, ON M5J 2W7

Ladies and Gentlemen:

Sundial Growers Inc., an Alberta corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Cowen and Company, LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. are acting as representatives (the “Representatives”), an aggregate of 10,000,000 common shares (“Common Shares”) of the Company and, at the election of the Underwriters, up to 1,500,000 additional Common Shares. The aggregate of 10,000,000 Common Shares to be sold by the Company is herein called the “Firm Shares” and the aggregate of 1,500,000 additional Common Shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

The Underwriters agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale to certain eligible directors, officers and employees of the Company and other persons having business relationships with the Company (collectively, the “Directed Share Participants”), as part of the distribution of the

Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rule and regulations. The Directed Share Program shall be administered by BMO Nesbitt Burns Inc. in Canada and by Empire Asset Management Co. in the United States. To the extent that the Reserved Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Reserved Shares may be offered to the public by the Underwriters as part of the public offering contemplated hereby.

1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    A registration statement on Form F-1 (File No. 333-232573) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the U.S. Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “U.S. Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    A preliminary base PREP prospectus, an amended and restated preliminary base PREP prospectus, [an amendment to the amended and restated preliminary base PREP prospectus] and a final base PREP prospectus relating to the Shares and, with respect to the final base PREP prospectus, omitting the PREP Information (as hereinafter defined) in accordance with National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) and the rules and procedures established pursuant to National Instrument 44-103 – Post Receipt Pricing (“NI 44-103”) for the pricing of securities after the final receipt for a prospectus has been obtained (the “PREP Procedures”), have been filed with the Alberta

Securities Commission (the “ASC”) and with the securities commissions or other securities regulatory authorities (collectively with the ASC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada except the Province of Quebec (collectively, the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 – Passport System (“MI 11-102”) and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”); the Company has obtained receipts under the Passport System, issued by the ASC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions except the Ontario Securities Commission, and constituting the receipt of the Ontario Securities Commission, if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the ASC, in each case, in respect of such preliminary prospectuses, and a final receipt under the Passport System, issued by the ASC in its capacity as principal regulator, indicating the deemed receipt of each of the other Canadian Securities Commissions except the Ontario Securities Commission, and constituting the receipt of the Ontario Securities Commission, if the conditions of MI 11-102 have been satisfied and evidencing the receipt of the ASC, in each case, in respect of such final prospectus; no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge (“Company’s knowledge” or “knowledge of the Company” means the knowledge of the Company and its subsidiaries), threatened by any Canadian Securities Commission; the preliminary base PREP prospectus and the amended and restated preliminary base PREP prospectus[, as further amended,] are hereinafter collectively called the “Canadian Preliminary Prospectus” and the final base PREP prospectus is hereinafter called the “Canadian Prospectus”; provided that, from and after the time the supplemented PREP prospectus (containing the PREP Information) is filed with the ASC in accordance with Section 5(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and the supplemented PREP prospectus containing the PREP Information is hereinafter referred to as the “Canadian Supplemented Prospectus”; the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Prospectus and which is deemed under NI 44-103 to be incorporated by reference into the Canadian Prospectus as of the date of the Canadian Supplemented Prospectus is referred to as the “PREP Information”; the U.S. Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively called the “Prospectuses”; as used herein, the terms “Registration Statement”, “U.S. Preliminary Prospectus”, “Canadian Preliminary Prospectus”, “Pricing Disclosure Package” and “Prospectuses” shall include the documents, if any, incorporated by reference therein, from time to time; for greater certainty, each of the terms “Canadian Prospectus” and “Canadian Supplemented Prospectus” includes the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) included or incorporated by reference therein;

(c)    No order preventing or suspending the use of any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any Canadian Securities Commission, and each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and the requirements of Canadian Securities Laws (as hereinafter defined), as applicable, and, in the case of the U.S. Preliminary Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of the Canadian Preliminary Prospectus, contained no misrepresentation (as that term is defined under applicable Canadian Securities Laws), and constituted full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein in connection with the disclosure required by Form F-1 or Canadian Securities Laws; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectuses furnished on behalf of each Underwriter: the information contained in the section entitled “Discretionary Accounts” and in the second sentence of the third bullet in the section entitled “Stabilization”, each under the caption “Underwriting”;

(d)    For the purposes of this Agreement, the “Applicable Time” is [●]:[●] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectuses and each such Issuer Free Writing Prospectus, and each Section 5(d) Writing (as defined below), each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(e)    No documents were filed by the Company with the Commission or any of the Canadian Securities Commissions since the close of business of the Commission or such Canadian Securities Commissions on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as appearing on the EDGAR or SEDAR system or as set forth on Schedule II(b) hereto;

(f)    The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement and the U.S. Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Canadian

Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus) will comply, in all material respects, with Canadian Securities Laws and when it was filed did not contain and, as amended, if applicable, will when filed not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws), and, when it was filed contained and, as amended, if applicable, will when filed contain, full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; the Canadian Supplemented Prospectus will, when filed, not contain a misrepresentation (as that term is defined under applicable Canadian Securities Laws) and will when filed contain full, true and plain disclosure of all material facts relating to the Company and its subsidiaries (taken as a whole) and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g)    The Company has complied, in all material respects, with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder, together with applicable published national, multilateral and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws, except for the filing of the Canadian Supplemented Prospectus;

(h)    The Company, including its subsidiaries and Pathway Rx Inc. (“Pathway Rx”), taken as a whole, has not sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectuses and prior to any Time of Delivery, (i) there has not been any change in the share capital or long-term debt of the Company, any of its subsidiaries or Pathway Rx or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, assets, financial position, shareholders’ equity, results of operations or capitalization of the Company, including its subsidiaries and Pathway Rx, taken as a whole, (ii) the Company, its subsidiaries and Pathway Rx have not entered into any material transactions (for the Company, its subsidiaries and Pathway Rx taken as a whole) not in the ordinary course of business, (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its share capital and (iv) the Company has not altered its method of accounting, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectuses;

(i)    The Company, its subsidiaries and Pathway Rx have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses or such as are not material to the Company and do not interfere with the use made and proposed to be made of such property by the Company, its subsidiaries and Pathway Rx; and any real property and buildings held under lease by the Company, its subsidiaries and Pathway Rx are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company, its subsidiaries and Pathway Rx; and other than the interests held by the Company in its subsidiaries, neither the Company nor any subsidiary has, directly or indirectly, any interest (whether equity, debt or otherwise) in any entity other than Pathway Rx;

(j)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of Alberta, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below); and each subsidiary of the Company and Pathway Rx have been duly incorporated and are validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation; as used in this Agreement, a “Material Adverse Effect” shall mean an effect, change, event or occurrence that, alone or in conjunction with any other or others: (i) has a material adverse effect on the general affairs, management, prospects, assets, financial position, shareholders’ equity, results of operations or capitalization of the Company, its subsidiaries and Pathway Rx, taken as a whole, (ii) prevents or materially interferes with the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, or (iii) would result in the Registration Statement, the Pricing Disclosure Package and the Prospectuses containing a misrepresentation (as that term is defined under applicable Canadian Securities Laws);

(k)    From the time of submission to the Commission of the first draft registration statement preceding the filing of the Initial Registration Statement with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(l)    The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectuses and all of the issued and outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable, conform to the description of the Common Shares contained in the Registration Statement, the Pricing Disclosure Package and the Prospectuses and will not be subject to any preemptive, first refusal, or similar right and all of the issued and outstanding shares (or similar equity interests) in the capital of each subsidiary of the Company and Pathway Rx have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except with respect to 50% of the ownership interests in Pathway Rx; except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company does not have outstanding, and at any Time of Delivery will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any share capital of the Company or any such warrants, convertible securities or obligations. There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, to or between or among any of the Company’s shareholders;

(m)    The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Registration Statement, the Pricing Disclosure Package and the Prospectuses. Upon the delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever;

(n)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, no holder of securities of the Company has rights to require the Company to register any securities of the Company under the Act or qualify any securities of the Company for distribution of such securities in Canada because of the filing of the Registration Statement or the Prospectuses or the offering of the Shares;

(o)    The Shares have been approved for listing on the Nasdaq Global Select Market (the “Nasdaq”), subject to notice of issuance, and the form and terms of the Common Shares have been approved and adopted by the board of directors of the Company (the “Board of Directors”) and do not conflict with any applicable laws;

(p)    The issue and sale of the Shares to be sold by the Company and the execution and delivery by the Company of, and the compliance by the Company with, this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or Pathway Rx pursuant to (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, any of its subsidiaries or Pathway Rx is a party or by which the Company, any of its subsidiaries or Pathway Rx is bound or to which any of the property or assets of the Company, any of its subsidiaries or Pathway Rx is subject (individually, a “Contract” and collectively, “Contracts”), (B) the articles of the Company, as amended (the “Articles”), or similar organizational documents of the Company, any of its subsidiaries or Pathway Rx, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or Pathway Rx or any of their properties, except, in the case of (A) and (C), any conflict, breach, violation, default, or creation or imposition of any lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the filing of the Canadian Supplemented Prospectus with the Canadian Securities Commissions and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the Nasdaq;

(q)    Neither the Company nor any of its subsidiaries nor Pathway Rx is (A) in violation of its respective articles, by-laws or similar organizational documents, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or (C) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or Pathway Rx or any of their properties, except, in the case of the foregoing clauses (B) and (C), for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract, except for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect;

(r)    The statements set forth in the Pricing Prospectus and the Prospectuses under the captions “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Common Shares, under the captions “Regulation”, “Certain Relationships and Related Party Transactions”, “Certain U.S. Federal Income Tax Considerations for U.S. Persons”, “Pre-Closing Arrangement,” “Canadian Tax Implications For Non-Canadian Holders”, “Canadian Tax Implications for Canadian Holders,” “Underwriting” and “Enforcement of Civil Liabilities” and in the case of the Canadian Prospectus, under the caption “Eligibility For Investment”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, subject to the assumptions, qualifications, limitations and restrictions set out in such sections; and there is no Contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

(s)    The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder;

(t)    The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(u)    At the time of filing the Initial Registration Statement, the Company was not, and is not, an “ineligible issuer,” as defined in Rule 405 under the Act;

(v)    The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries and Project Seed Topco Limited and its consolidated subsidiaries (together, “Bridge Farm”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses present fairly the financial condition of the Company and its consolidated subsidiaries and Bridge Farm, as the case may be, as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) on a consistent basis throughout the entire period involved. The selected financial data and the summary financial information of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its subsidiaries. The pro forma financial statements and the other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines and the applicable Canadian Securities Laws with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectuses regarding “non-IFRS financial measures” (or “non-GAAP financial measures”, as such terms are defined by the rules and regulations of the Commission and under Canadian Securities Laws) comply in all material respects with Regulation G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Item 10 of Regulation S-K under the Act and Canadian Securities Laws, in each case to the extent applicable. No other financial statements, schedules or reconciliations of “non-IFRS financial measures” of the Company are required by the Act or the rules and regulations of the Commission or under Canadian Securities Laws to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses.

(w)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, are independent in accordance with the rules of professional conduct applicable to auditors in the Province of Alberta, and are independent in accordance with the requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”); they are eligible to sign an audit report contained in a registration statement filed under the Act; and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”)) with KPMG LLP with respect to audits of the Company or its predecessors;

(x)    KPMG LLP (UK), who have certified certain financial statements of Bridge Farm, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, are independent in accordance with the applicable rules of professional conduct and are independent in accordance with the requirements of the PCAOB; they are eligible to sign an audit report contained in a registration statement filed under the Act; and there has not been any reportable event (within the meaning of NI 51-102) with KPMG LLP (UK) with respect to audits of Bridge Farm or its predecessors;

(y)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Other than as disclosed in the

Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z)    Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses;

(aa)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(bb)    There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a Material Adverse Effect;

(cc)    The Board of Directors has validly appointed an audit committee whose composition satisfies or will satisfy the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and National Instrument 52-110 (“NI 52-110”) within the time period permitted thereunder; and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and NI 52-110. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls, except as disclosed in the Prospectuses; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls;

(dd)    The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission promulgated thereunder;

(ee)    The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary in all material respects of all meetings and written actions of the Board of Directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes or written consents;

(ff)    This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions and documents contemplated hereby, including the Canadian Preliminary Prospectus, any marketing materials (as defined in NI 41-101), the Canadian Prospectus and the Canadian Supplemented Prospectus, and the filing thereof under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions;

(gg)    Neither the Company, nor any of its subsidiaries or affiliates, nor Pathway Rx, nor any director or officer of the Company, its subsidiaries or affiliates or Pathway Rx, nor, to the knowledge of the Company, any agent, employee or representative of the Company, its subsidiaries or affiliates, Pathway Rx or other person associated with or acting on behalf of the Company or its subsidiaries or Pathway Rx, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries, and to the knowledge of the Company, its affiliates have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(hh)    The operations of the Company and its subsidiaries and Pathway Rx are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), those of Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and the applicable anti-money laundering statutes of the United Kingdom and all other jurisdictions in which the Company and its subsidiaries and Pathway Rx conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its subsidiaries or Pathway Rx with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ii)    Neither the Company, nor any of its subsidiaries or affiliates, nor Pathway Rx, nor any director or officer of the Company, its subsidiaries or affiliates or Pathway Rx, nor, to the knowledge of the Company, any agent, employee or representative of the Company, its subsidiaries or affiliates, Pathway Rx or other person associated with or acting on behalf of the Company, its subsidiaries or affiliates or Pathway Rx is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries nor Pathway Rx located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to Pathway Rx, any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries and Pathway Rx have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(jj)    Neither the Company nor any of its subsidiaries nor Pathway Rx is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, (i) have a Material Adverse Effect nor, to the knowledge of the Company, is any such dispute threatened;

(kk)    Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company, its subsidiaries and Pathway Rx own, have valid and enforceable licenses for or otherwise have adequate rights to use, all technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, trademarks, service marks, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and all similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”) that are or could reasonably be expected to be material to their business as currently conducted, or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiaries or Pathway Rx, as described in the Registration Statement, the Pricing Disclosure Package or the Prospectuses. The Intellectual Property of the Company and its subsidiaries and Pathway Rx has not been adjudged by a court or other administrative body of competent jurisdiction to be invalid or unenforceable in whole or in part. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, (i) there are no third parties who have established or, to the knowledge of the Company, will be able to establish, rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries or Pathway Rx, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Pricing Disclosure Package and the Prospectuses disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries or Pathway Rx; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s, any of its subsidiaries’ or Pathway Rx’s rights in or to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries or Pathway Rx, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiaries and Pathway Rx, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company, any of its subsidiaries or Pathway Rx received any claim from a third party that) the Company, its subsidiaries or Pathway Rx infringe, misappropriate or otherwise violate, or would, upon the commercialization of any product or service described in the Registration Statement, the Pricing Disclosure Package or the Prospectuses as under development, infringe, misappropriate or otherwise violate, any intellectual property rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiaries and Pathway Rx have complied with and there has been no material breach or default under the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiaries and Pathway Rx, and all such agreements are in full force and effect; (vii) to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned by or licensed to the Company or its subsidiaries or Pathway Rx or that challenges the validity, enforceability or scope of any such Intellectual Property; and (viii) there is no prior art that may render any patent application within such Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, the Company, its subsidiaries and Pathway Rx are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise;

(ll)    There are no related party transactions involving the Company, its subsidiaries or Pathway Rx, or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses that have not been described. Other than those loans that have been cancelled or repaid, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Exchange Act implementing Section 402 of the Sarbanes-Oxley Act of 2002, as amended.

(mm)    Neither the Company nor any of its subsidiaries nor Pathway Rx is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(nn)    The Company, its subsidiaries and Pathway Rx have filed all federal, state, principal, territorial, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect); and the Company, its subsidiaries and Pathway Rx have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect;

(oo)    The Company, its subsidiaries and Pathway Rx are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company, any of its subsidiaries or Pathway Rx or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, its subsidiaries and Pathway Rx are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, any of its subsidiaries or Pathway Rx under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary nor Pathway Rx has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary nor Pathway Rx has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business and the Company will obtain directors’ and officer’s insurance in such amounts as is customary for an initial public offering;

(pp)    The Company has not maintained or contributed to a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended;

(qq)    The Company was not a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and is not expected to be a PFIC for any subsequent taxable year;

(rr)    There are no stamp or other issuance, withholding or transfer taxes or duties or other similar fees or charges required to be paid by the Company or by or on behalf of the Underwriters to any jurisdiction in which the Company is organized or otherwise resident for tax purposes or any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery and performance of this Agreement, (B) the issuance, sale or delivery of the Shares by the Company to the Underwriters in the manner contemplated herein, or (C) the offer and sale of the Shares by the Underwriters in the manner contemplated herein;

(ss)    Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares;

(tt)    The Company has not offered, or caused the Underwriters to offer, Reserved Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products and neither the Company nor any person acting on its behalf has furnished any written materials of any kind to any individual or entity with respect to the Directed Share Program unless (x) such recipient first received a copy of the U.S. Preliminary Prospectus or Canadian Preliminary Prospectus and (y) such written materials comply either with Rule 134 or with Rules 164 and 433 of the rules and regulations of the Commission;

(uu)    Each of the Company, its subsidiaries and Pathway Rx has all requisite power, capacity and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, Canadian, U.K. or foreign, including without limitation, those administered by the Canadian federal Department of Health and any successor thereof (“Health Canada”) or any other governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals, commercial registers or dispute settlement panels or other law, rule or regulation-making organizations or entities (“Governmental Authorities”) in Canada or the United Kingdom or any other country performing functions similar to those performed by Health Canada (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted or, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, proposed to be conducted, in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, and, in each case, except where any failure to possess the same would not, individually or in the aggregate, have any adverse effect. Each such Consent is valid, existing, in good standing and in full force and effect and the Company, all of its subsidiaries and Pathway Rx are in compliance with the terms and conditions of such Consents, except where the invalidity or failure to be in full force and effect would not, individually or in the aggregate, have any adverse effect. Neither the Company nor any of its subsidiaries nor Pathway Rx has received notice of any investigation or proceedings which, if decided adversely to the Company, any of its subsidiaries or Pathway Rx, as the case may be, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent;

(vv)    There is no judicial, regulatory, arbitral or other legal or governmental proceeding, investigation or other litigation or arbitration, Canadian, United States or foreign, including any proceeding before Health Canada or any other Governmental Authority in Canada or any other country performing functions similar to those performed by Health Canada, in progress or pending to which the Company, any of its subsidiaries or Pathway Rx is a party or of which any of their respective property, operations or assets is the subject which, individually or in the aggregate, if determined adversely to the Company, any of its subsidiaries or Pathway Rx, as the case may be, would have a Material Adverse Effect, nor are there any matters under discussion outside of the ordinary course of business with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority, and to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments; to the Company’s knowledge, no such proceeding, investigation, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, investigations, litigation and arbitrations against or involving the Company, any of its subsidiaries or Pathway Rx would not have a Material Adverse Effect;

(ww)    The preclinical studies conducted on behalf of the Company, any of its subsidiaries or Pathway Rx that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses were and, if still pending, are being, conducted, to the Company’s knowledge, in accordance with all applicable laws governing the conduct of preclinical studies and the policies and guidelines of any Governmental Authorities and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards and good clinical practices; and no clinical studies or trials have been conducted by or on behalf of the Company, any of its subsidiaries or Pathway Rx in any jurisdiction, and none of the Company nor any of its subsidiaries nor Pathway Rx has participated in any such clinical study or trial or provided any study drug for a clinical study or trial conducted by any other person;

(xx)    The cultivation, manufacturing, production, processing, distribution and storage operations and facilities of the Company, its subsidiaries and Pathway Rx, and, to the knowledge of the Company, the cultivation, manufacturing, production, processing, distribution and storage operations and facilities of their respective suppliers, are and have been operated in compliance in all material respects with all applicable statutes, rules and regulations and all policies of Health Canada and the United Kingdom and comparable regulatory agencies outside of Canada and the United Kingdom to which the Company is subject;

(yy)    The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived;

(zz)    The Company has a reasonable basis for disclosing all forward-looking information (as defined in NI 51-102) and forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectuses;

(aaa)    The facilities and product research and development activities of the Company, its subsidiaries and Pathway Rx are and have been operated in compliance in all material respects with applicable good practices, processes, standards and procedures as required by Health Canada and any other Governmental Authority;

(bbb)    Neither the Company nor any of its subsidiaries nor Pathway Rx has received any inspection report, notice of adverse finding, warning letter, untitled letter or other correspondence with or notice from Health Canada or any other federal, provincial, territorial, state, municipal, local or foreign governmental or regulatory authority or court or arbitrator in Canada, the United Kingdom or any other country, alleging or asserting noncompliance with any applicable laws or regulations, including, without limitation, the Cannabis Act R.S.C., c. 16, the Food and Drugs Act R.S.C. 1985, c. F-27 or the Controlled Drugs and Substances Act S.C.

1996, c. 19, that has not been resolved by the Company, its subsidiaries or Pathway Rx, as the case may be, or that otherwise would, individually or in the aggregate, have an adverse effect. The Company, each of its subsidiaries and Pathway Rx and any person acting on behalf of the Company, any of its subsidiaries or Pathway Rx are and have been in compliance with applicable health care, cannabis, controlled drug and substance, pharmaceutical, privacy and personal health information laws and the regulations promulgated pursuant to such laws and all other federal, provincial, territorial, state, municipal, local or foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company, its subsidiaries and Pathway Rx in Canada, the United Kingdom or any other country, except where any non-compliance would not, individually or in the aggregate, have any adverse effect. Neither the Company nor any of its subsidiaries nor Pathway Rx has, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning or other notice or action relating to the alleged safety or efficacy of any product or any alleged product defect or violation and there is no basis for any such notice or action;

(ccc)    Neither the Company nor any of its subsidiaries nor Pathway Rx, nor, to the Company’s knowledge, any director, officer, employee, agent or other person acting on behalf of the Company, any of its subsidiaries or Pathway Rx has cultivated, produced, processed, imported, sold or distributed, or has any current intention to cultivate, produce, process, import, sell or distribute, any cannabis or cannabinoid product (which terms include, for greater certainty, all cannabis or cannabinoid products containing any level of THC or CBD) or has otherwise engaged in, targeted or derived revenues or funds from or expend any funds in relation to, or has any current intention to otherwise engage in, target or derive (or reasonably expect to derive) revenues or funds from or expand any funds in relation to, any direct or indirect dealings or transactions (including, for the avoidance of doubt, with respect to Intellectual Property pertaining to cannabis or cannabinoid products) in or to the United States of America, any state of the United States and its territories and possessions or the District of Columbia or any other federal, provincial, territorial, state, municipal, local or foreign jurisdiction where such activity is not fully lawful under all applicable federal, state, provincial or territorial laws. Neither the Company nor any of its subsidiaries nor Pathway Rx has cultivated, produced, processed, imported, sold or distributed in or exported any cannabis or cannabinoid product to or from any jurisdiction except Canada and the United Kingdom. The Company, its subsidiaries and Pathway Rx have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure that the Company, its subsidiaries and Pathway Rx do not carry on any cannabis-related activities in, or distribute or receive any cannabis or cannabinoid products to or from, or receive or distribute any funds, directly or indirectly, to or from any person carrying on such activities in any jurisdiction where such activities or products are not fully in compliance with all applicable federal, state, provincial or territorial laws;

(ddd)    Neither the Company nor any of its subsidiaries nor Pathway Rx has engaged in, or will engage in: (i) any direct or indirect dealings or transactions in violation of U.S. federal or state criminal laws, including, without limitation, the Controlled Substances Act, the Racketeer Influenced and Corrupt Organizations Act, the Travel Act or any anti-money laundering statute, (ii) any “aiding and abetting” in any violation of U.S. federal or state criminal laws, or (iii) any activity similar to (i) or (ii) where such activity is not fully lawful under all applicable federal, state, provincial or territorial laws of any other federal, provincial, territorial, state or foreign jurisdiction. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or

Pathway Rx with respect to U.S. federal or state criminal laws, or such similar laws of any other federal, provincial, territorial, state or foreign jurisdiction, is pending or threatened;

(eee)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, each director and executive officer that is required to hold security clearance under the Cannabis Act and related regulations in order to maintain the Consents holds such clearance and the Company, its subsidiaries and Pathway Rx are not aware of any circumstance that would affect or prevent them from obtaining such security clearances;

(fff)    None of the Company, its subsidiaries nor Pathway Rx is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(ggg)    To the Company’s knowledge, there is no pending or contemplated change to any law, regulation or position of a Governmental Authority in Canada or the United Kingdom affecting the business of the Company, its subsidiaries or Pathway Rx, in each case as currently conducted, that has not been fully described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses or that would have a Material Adverse Effect;

(hhh)    Odyssey Trust Company at its principal offices in Calgary, Alberta is the duly appointed registrar and transfer agent of the Company with respect to the Common Shares, and Equity Stock Transfer, LLC at its principal office in New York, New York is the duly appointed U.S. co-transfer agent of the Company with respect to the Common Shares;

(iii)    Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA; and

(jjj)    There has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology of the Company, its subsidiaries or Pathway Rx (collectively, “IT Systems and Data”) and the Company, its subsidiaries and Pathway Rx have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company, its subsidiaries and Pathway Rx are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company, its subsidiaries and Pathway Rx have implemented backup and disaster recovery technology consistent with industry standards and practices; and (iv) no claims have been asserted or threatened against the Company, its subsidiaries and Pathway Rx alleging a violation of any person’s privacy or personal information or data rights.

2.    Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a net purchase price per share of US$[●] (being a price to the public of US$[●] net of an underwriting commission of US$[●] per share), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the net purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,500,000 Optional Shares, at the net purchase price per share set forth in the paragraph above, for the sole purposes described in the Prospectuses. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectuses.

4.    (a) The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of The Depository Trust Company or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:30 a.m., Eastern time, on [●], 2019 or such other time and date as the Representatives and the Company, may agree upon in writing, and, with respect to the Optional Shares, 8:30 a.m., Eastern time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(u) hereof will be delivered at the offices of Osler, Hoskin & Harcourt LLP, 620 8th Avenue, 36th Floor, New York, New York 10018 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., Eastern time, on the business day preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the U.S. Prospectus and Canadian Supplemented Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and to file the Canadian Supplemented Prospectus (containing the PREP Information) in accordance with the PREP Procedures with each of the Canadian Securities Commissions promptly after the execution and delivery of this Agreement and in any event not later than such Canadian Securities Commissions’ close of business on the second business day following the execution and delivery of this Agreement and to take all other steps and proceedings that may be necessary to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus has been filed and to furnish you with copies thereof (including, in the case of any supplemented or amended Canadian Prospectus) and to deliver to the Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus along with all documents similar to those referred to in sub-Sections 5(b)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Commissions of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from any Canadian Securities

Commission or any governmental authority or of any request by the Commission or any Canadian Securities Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)    To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement, in each case to the extent not previously delivered to the Underwriters: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions and (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws. The deliveries set forth in clause (i) above shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Preliminary Prospectus and of the Canadian Prospectus, as applicable, for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;

(c)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the Act and the securities laws of such U.S. states and Canadian provinces or territories, other than the Province of Quebec, as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)    Prior to 10:00 a.m., Eastern time, on the second business Day next following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus in New York City, and, prior to 10:00 a.m., Eastern time, on the second business Day next following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Canadian Prospectus in Toronto, each in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to (with respect to the U.S. Prospectus) the later of the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares and the completion of the distribution of such Shares or (with respect to the Canadian Prospectus) the completion of the distribution of such Shares, and if at such time (i) any event shall have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, when such Prospectuses (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) are delivered, in the light of the circumstances under which they were made, not misleading (ii) any event shall have occurred that would constitute a material change (as such term is defined under Canadian Securities Laws), or (iii) if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or Canadian Prospectus in order to comply with the Act or Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S.

Prospectus or Canadian Prospectus, as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus, as the case may be, which will correct such statement or omission, reflect such change or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the U.S. Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Act or an amended or supplemented Canadian Prospectus complying with Canadian Securities Laws;

(e)    To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Act, other applicable U.S. securities laws and blue sky laws, Canadian Securities Laws, including Section 6.5 of NI 41-101 and the comparable provisions of any other applicable Canadian Securities Laws, and the rules and by-laws governing the Nasdaq required as a result of an event described in subsection 5(d) in order to continue to qualify the distribution of the Shares in each of the Canadian Qualifying Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement, including the prospectus amendment provisions of Canadian Securities Laws, and to prepare and file to the satisfaction of the Underwriters any amendment or supplement to the Registration Statement, the U.S. Prospectus and the Canadian Prospectus which, in the opinion of the Underwriters, may be necessary or advisable. In addition to the provisions of subsection 5(d) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in subsection 5(d) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under subsection 5(d) and will consult with the Underwriters with respect to the form and content of any such supplement or amendment proposed to be filed by the Company, it being understood and agreed that no such supplement or amendment will be filed with the Commission or any Canadian Securities Commission prior to the review and approval by the Underwriters and their counsel. The Company shall also cooperate in all respects with the Underwriters and their counsel to allow and assist the Underwriters to participate in the preparation of any such supplement or amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;

(f)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectuses, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, confidentially submit or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of each of Cowen and Company, LLC and BMO Nesbitt Burns Inc., other than (A) the Shares to be sold hereunder, (B) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to an equity incentive plan or share purchase plan of the Company described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, (C) the issuance of options or other equity awards, or the issuance of common shares upon exercise of such options or equity awards, pursuant to an equity incentive plan or share purchase plan of the Company described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, or (D) the issuance of common shares upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, provided that the aforementioned restrictions (i) shall not apply at any time that, and for so long as, the volume weighted average trading price of the Common Shares on Nasdaq for the ten preceding days is at least 75% higher than the price at which the Shares were sold to the public in the offering contemplated hereby; and (ii) shall not apply so as to prohibit the Company from issuing any convertible debt instrument with a conversion price at time of issuance that is at least 100% higher than the price at which the Shares were sold to the public in the offering contemplated hereby. The Company shall not waive the Transfer Undertaking (as defined in the Prospectuses) or the lockup agreements with respect to its holders of 12% unsecured subordinated convertible notes (the “12% Notes Lockup Agreements”) without the consent of each of Cowen and Company, LLC and BMO Nesbitt Burns Inc., provided that if Cowen and Company, LLC and BMO Nesbitt Burns Inc., in their sole discretion, agree to allow the Company to waive the Transfer Undertaking or any 12% Notes Lockup Agreement with respect to an officer or director of the Company, the Company shall announce the impending waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(h)    To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a statement of financial position, statement of income and comprehensive income, statement of change in equity and statement of cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by electronically filing such information with the Commission or the Canadian Securities Commissions;

(i)    During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any Canadian

Securities Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission or any Canadian Securities Commission); provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system or the Canadian Securities Commissions’ SEDAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission or the Canadian Securities Commissions, as applicable;

(j)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Prospectuses under the caption “Use of Proceeds”;

(k)    To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Nasdaq;

(l)    To file with the Commission and the Canadian Securities Commissions such information as may be required by Rule 463 under the Act;

(m)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a) and, in addition to the foregoing, the Company shall take all other actions as may be required to qualify the distribution of additional Shares registered by the Rule 462(b) Registration Statement for distribution by prospectus under the securities laws of each province and territory of Canada, other than the Province of Quebec;

(n)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o)    To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(g) hereof;

(p)    The Company will (without duplication) indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(q)    Neither the Company nor or any of its subsidiaries nor Pathway Rx nor any director, officer, employee, agent or other person acting on behalf of the Company, any of its subsidiaries or Pathway Rx, will cultivate, produce, process, import, sell or distribute any cannabis or cannabinoid product (which terms include, for greater certainty, all cannabis or cannabinoid products containing any level of THC or CBD) or otherwise engage in, target or derive revenues or funds from, or expend any funds in relation to, any direct or indirect dealings or transactions in or to the United States of America, any state of the United States and its territories and possessions or the District of Columbia or any other jurisdiction unless such activity is in full compliance with all federal, state, and provincial or territorial laws applicable to such activity;

(r)    Neither the Company nor or any of its subsidiaries nor Pathway Rx will purchase any securities of any person or entity or otherwise provide funding for any person or entity engaged in any of the activity discussed in Section 5(q) unless such activity is in full compliance with all laws, including U.S. federal law, applicable to such activity;

(s)    The Company will notify the Representatives promptly if the Company, any of its subsidiaries or Pathway Rx or any director, officer, employee, agent or other person acting on behalf of the Company, any of its subsidiaries or Pathway Rx has received notice of any investigation or proceedings related to the matters set forth in Section 5(q);

(t)    The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program; and

(u)    Other than in the United States and Canada, the Company consents to offers and sales of the Shares by the Representatives in any country where such shares may be offered and sold pursuant to exemptions from the securities registration or qualification requirements of the securities laws of that other country, provided that the Company as a result such offers and sales the Company shall not be required to: (i) register or otherwise qualify to carry on business in that other country; or (ii) become subject to any ongoing disclosure or other compliance requirements under the securities laws of that other country.

6.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto; the Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make use of any materials that would constitute marketing materials (as defined in NI 41-101) relating to the Shares, the Company or the offering; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make use of any materials that would constitute marketing materials

(as defined in NI 41-101) relating to the Shares, the Company or the offering; any such materials the use of which has been consented to by the Company and the Representatives are the marketing materials (as defined in NI 41-101) listed on Schedule II(d) hereto and the Underwriters agree (severally and not jointly) to comply with Canadian Securities Laws in connection with the provision any marketing materials or standard term sheet (each as defined in NI 41-101) to prospective purchasers of the Shares;

(b)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are “qualified institutional buyers” as defined in Rule 144A under the Act or institutions that are “accredited investors” as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writing, other than those distributed with the prior consent of the Representatives; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show (it being understood that electronic road show slides have been and will be incorporated by reference in the Canadian Prospectus and the Canadian Supplemented Prospectus and filed in each of the Canadian Qualifying Jurisdictions, but have not been and will not be included or incorporated by reference in any filing with the Commission); the Company has complied and will comply with the requirements of NI 41-101 and NI 44-103 applicable to any marketing materials (as defined in NI 41-101), including filing with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions of the template version (as defined in NI 41-101) of any marketing materials (as defined in NI 41-101) the use of which is consented to by the Company and the Representatives (including, for greater certainty, the electronic road show slides) not later than the day on which such marketing materials were first provided (as defined in NI 41-101) to a potential investor;

(d)    Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are “qualified institutional buyers” as defined in Rule 144A under the Act or institutions that are “accredited investors” as defined in Rule 501(a) under the Act; and

(e)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectuses or would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsels and accountants in connection with the registration of the Shares under the Act, the qualification of the Shares for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto (including the Canadian Supplemented Prospectus) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state laws and Canadian Securities Laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fee and expenses not to exceed U.S.$10,000.00); (iv) all fees and expenses in connection with listing the Shares on the Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (such fee and expenses not to exceed U.S.$35,000.00); (vi) all taxes arising as a result of the sale and delivery of the Shares by the Company to or for the account of the Underwriters, including any Canadian withholding, transfer or other tax (but excluding any Canadian income tax on the income of any Underwriter whose net income is otherwise subject to tax by Canada or any jurisdiction thereof) asserted against an Underwriter by reason of the purchase and sale of a Share pursuant to this Agreement; (vii) the cost of preparing share certificates; (viii) the cost and charges of any transfer agent or registrar, (ix) the fees, disbursements and expenses associated with the Directed Share Program, including the reasonable fees and disbursements of counsel to the Underwriters related thereto and the costs and expenses of preparation, printing and distribution of the Directed Share Program material; (x) the costs and expenses of the Company and the Underwriters relating to investor presentations on any “road show” or other marketing activities undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the officers of the Company and such consultants and the Underwriters; and (xi) the fees, disbursements and expenses of the Underwriters’ counsels in connection with the transactions contemplated by this Agreement (such fee and expenses not to exceed U.S.$500,000).

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; the Canadian Supplemented Prospectus shall have been filed with the Canadian Securities Commissions in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or the use of the Canadian Preliminary Prospectus, the Canadian Prospectus or the Canadian Supplemented Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Commission; and all requests for additional information on the part of the Commission or any Canadian Securities Commission shall have been complied with to your reasonable satisfaction;

(b)    Osler, Hoskin & Harcourt LLP, U.S. and Canadian counsel for the Underwriters, shall have furnished to you such written opinion or opinions together with a negative assurance letter (sometimes referred to as a “10b-5 Opinion”), dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Shearman & Sterling LLP, U.S. counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (sometimes referred to as a “10b-5 Opinion”), a form of each of which is attached as Annex I(A) hereto, dated such Time of Delivery, in form and substance satisfactory to you;

(d)    (i) Torys LLP, Canadian securities counsel for the Company, shall have furnished to you their written opinion (a form of which is attached as Annex I(B) hereto), dated such Time of Delivery, in form and substance satisfactory to you, and Torys LLP may arrange for separate deliveries of opinions of local counsel, as to the laws of any province or territory of Canada other than the provinces of Ontario and Alberta and (ii) McCarthy Tétrault LLP, Canadian corporate counsel for the Company, shall have furnished to you their written opinion (a form of which is attached as Annex I(C) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(e)    The General Counsel of the Company shall have furnished to you her written opinion (a form of such opinion is attached as Annex I(D) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(f)    McCarthy Tétrault LLP, U.K. counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(E) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(g)    On the date of the Prospectuses at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, with respect to the financial statements, pro forma financial statements and certain financial information of the Company (other than the financial statements of Bridge Farm) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectuses;

(h)    On the date of the Prospectuses at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP (UK) shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, with respect to the financial statements and certain financial information of Bridge Farm contained in the Registration Statement, the Pricing Disclosure Package or the Prospectuses;

(i)    The Chief Financial Officer the Company shall have furnished to you a certificate (a form of such certificate is attached as Annex I(F) hereto), dated the date of this Agreement and such Time of Delivery;

(j)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any loss or interference with its business from crop loss, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Prospectus there shall not have been any change in the share capital (other than warrant exercises in the ordinary course of business and the grant of warrants or shares under existing equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectuses) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, prospects, assets, financial position, shareholders’ equity, results of operations or capitalization of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

(k)    The Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares;

(l)    Neither the Company nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act);

(m)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE American, the New York Stock Exchange and Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) any inquiry, investigation or proceeding in relation to the Company or its directors or officers, whether formal or informal, is commenced, announced, or threatened; (v) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv), (v) or (vi) in the judgment of the Representatives, makes it impracticable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

(n)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Nasdaq;

(o)    Prior to the First Time of Delivery, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for the offering and sale of Shares;

(p)    Prior to the First Time of Delivery, the Company shall have furnished to the Underwriters satisfactory evidence of its due and valid authorization of Corporation Service Company as its agent to receive service of process in the United States, and satisfactory evidence from Corporation Service Company accepting its appointment as such agent;

(q)    (i) The final order of the Court of Queen’s Bench of Alberta approving the Plan of Arrangement (as defined in the Pricing Prospectus) has not been appealed; (ii) articles of arrangement, in form and substance satisfactory to the Representatives, acting reasonably, giving effect to the Plan of Arrangement shall have been filed with the Alberta registrar of corporations prior to trading of the Shares commencing on the Nasdaq; and (iii) the Plan of Arrangement shall otherwise have been completed in accordance with its terms;

(r)    On or prior to the First Time of Delivery, the Amended and Restated Investment and Royalty Agreement, dated August 16, 2018 between 2082033 Alberta Ltd. and the Company shall have been terminated;

(s)    The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the second business Day next succeeding the date of this Agreement;

(t)    The Underwriters shall have received reasonably satisfactory evidence of the good standing of the Company, its subsidiaries and Pathway Rx on and as of such Time of Delivery in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions;

(u)    On or prior to the date of the Pricing Prospectus and the Canadian Prospectus, the Company shall have obtained and delivered to the Underwriters executed copies of an agreement from any director or officer of the Company who has purchased any Reserved Shares from the Directed Share Program, substantially to the effect set forth in the Transfer Undertaking with respect to such Reserve Shares; and

(v)    The Company shall have furnished or caused to be furnished to you at each such Time of Delivery a certificate or certificates of an officer or officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (j) of this Section 8.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Section 5(d) Writing, or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) contained in the Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including for greater certainty the Canadian Supplemented Prospectus); in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws), as the case may be, was made in the Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus, Canadian Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than as a result of the limitations imposed on indemnification described in such preceding subsections of this Section 9), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters, in each case described in the Prospectuses. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f)    Cowen and Company, LLC, [●] and [●] (each, a “Non-Canadian Underwriter”) is not registered as a securities dealer in any province or territory of Canada and will only offer and sell Shares outside of Canada. Provided that such Non-Canadian Underwriter has not terminated and cancelled its obligations to the Company in accordance with this Agreement, each Non-Canadian Underwriter agrees that if any losses, claims, damages or liabilities, joint or several (collectively, the “Claims”) are suffered by an indemnified party as contemplated by Section 9(a), and such Claims did not include such Non-Canadian Underwriter on the basis that it did not sign the underwriters’ certificate to the Canadian Prospectus or the

Canadian Supplemented Prospectus and such Claims would have included such Non-Canadian Underwriter if it had signed such certificate, under Section 203 of the Securities Act (Alberta) or the equivalent provisions of Canadian Securities Laws in the other Canadian Qualifying Jurisdictions based upon a misrepresentation or alleged misrepresentation (as that term is defined under applicable Canadian Securities Laws) in the Canadian Prospectus or Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then such Non-Canadian Underwriter shall indemnify on a several basis, and not a joint or joint and several basis, such indemnified party from and against the Liability Amount for such Non-Canadian Underwriter’s pro rata share of such Liability Amount, on the basis of and as if such Non-Canadian Underwriter had signed the underwriters’ certificate to the Canadian Prospectus or the Canadian Supplemented Prospectus, but only to the extent of its underwriting obligation under Schedule I hereto. Each Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for such Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defence of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the applicable Non-Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage of Firm Shares set forth opposite its name in Schedule I hereto as compared to the total number of Firm Shares. For the avoidance of doubt, the maximum aggregate amount which a Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 9(f) shall be the lesser of (i) the percentage of the total of the Liability Amount and Indemnified Expenses equal to the percentage of Firm Shares set forth opposite such Non-Canadian Underwriter’s name in Schedule I hereto as compared to the total number of Firm Shares and (ii) the total public offering price of the Firm Shares and Optional Shares such Non-Canadian Underwriter is required to place or purchase under Schedule I hereto. The amount payable by a Non-Canadian Underwriter to the indemnified parties pursuant to this Section 9(f) shall be reduced to the extent that such Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, a Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 9(f) if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 9(f) but has not been fully reimbursed and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or wilful misconduct of such indemnified party then such indemnified party shall promptly reimburse to such Non-Canadian Underwriter any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 9(f), the indemnified party will notify the Non-Canadian Underwriters in writing as soon as possible of the particulars of such Claim (but the omission so to notify the applicable Non-Canadian Underwriters of any potential Claim shall not relieve it from any liability which it may have to any indemnified party and any omission so to notify a Non-Canadian Underwriter of any actual Claim shall affect its liability only to the extent that such Non-Canadian Underwriter is actually and materially prejudiced by that failure). Each Non-Canadian Underwriter agrees that, to the extent it is not a party to such Claim, the other Underwriters will be entitled to conduct the defence of any such action or proceeding brought to enforce such Claim, and such Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defence unless the indemnified parties are determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defence. The Underwriters shall provide the Non-Canadian Underwriters with notice of any material developments in the action or proceeding. With respect to any indemnified party who is not a party to this Agreement, the Underwriters other than the Non-Canadian Underwriters shall obtain and hold the rights and benefits of this Section 9(f) in trust for and on behalf of such indemnified party.

(g)    In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by any of them as a result of the failure of the Directed Share Participants to pay for and accept delivery of Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Underwriters and their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls any of the Underwriters within the meaning of the Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriters or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program (including any prospectus wrapper material distributed in connection with the reservation and sale of Reserved Shares) or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that such Directed Share Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

10.    (a)    If any Underwriter shall default on its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration

Statement or the Prospectuses which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; BMO Nesbitt Burns Inc., 100 King Street West, Toronto, Ontario M5X 1H3, Attention: Andrew Warkentin; and RBC Dominion Securities Inc., 200 Bay Street, Suite 400, South Tower, Toronto, ON M5J 2W7, Attention: Matthew Pittman, Fax: 416-842-6678, in each case with a copy to Osler, Hoskin & Harcourt LLP, 620 8th Avenue, 36th Floor, New York, NY 10018, Attention: Rob Lando; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary, with a copy to Shearman & Sterling LLP, 199 Bay Street, Suite 4405, Toronto, Ontario M5L 1E8, Attention: Jason Lehner; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and banking institutions in New York City, Toronto or Calgary are open for business.

16.    The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

19.    THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

21.    The Company hereby appoints Corporation Service Company as its agent for service of process (the “Agent for Service”) in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Company may (and shall, to the extent the Agent for Service ceases to be able to be served on the basis contemplated herein), by written notice of the Representatives, designate such additional or alternative agent for service of process under this Section 23 that (i) maintains an office located in the Borough of Manhattan,

City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

22.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of any such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section:

(i) “Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, SUNDIAL GROWERS INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof COWEN AND COMPANY, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof BMO NESBITT BURNS INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof RBC DOMINION SECURITIES INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof BARCLAYS CAPITAL CANADA INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof CIBC WORLD MARKETS INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof SCOTIA CAPITAL INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Cowen and Company, LLC	[●]	[●]
BMO Nesbitt Burns Inc.	[●]	[●]
RBC Dominion Securities Inc.	[●]	[●]
Barclays Capital Canada Inc.	[●]	[●]
CIBC World Markets Inc.	[●]	[●]
Scotia Capital Inc.	[●]	[●]

Total	10,000,000	1,500,000

Sch-I-1

SCHEDULE II

(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None].

(b)    Additional documents incorporated by reference

None.

(c)    Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is US$[●].

The number of Shares purchased by the Underwriters is [●].

(d)    Marketing materials

Term sheet dated [●], 2019.

Investor presentation dated [●], 2019.

Sch-II-1

ANNEX I(A)

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF

U.S. COUNSEL FOR THE COMPANY

Annex I(A)-1

ANNEX I(B)

FORM OF OPINION OF

CANADIAN SECURITIES COUNSEL FOR THE COMPANY

Annex I(B)-1

ANNEX I(C)

FORM OF OPINION OF

CANADIAN CORPORATE COUNSEL FOR THE COMPANY

Annex I(C)-1

ANNEX I(D)

FORM OF OPINION OF

GENERAL COUNSEL FOR THE COMPANY

Annex I(D)-1

ANNEX I(E)

FORM OF OPINION OF

U.K. COUNSEL FOR THE COMPANY

Annex I(E)-1

ANNEX I(F)

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

[●], 2019

The undersigned, Jim Keough, Chief Financial Officer of Sundial Growers Inc., an Alberta corporation (the “Company”), solely in his capacity as Chief Financial Officer of the Company and not in any individual capacity, does herby certify pursuant to Section 8(i) of the underwriting agreement (the “Underwriting Agreement”) dated as of [●], 2019, by and among the Company and Cowen and Company, LLC, BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and the other underwriters named therein, as follows:

1.	I am the duly qualified and acting Chief Financial Officer of the Company and in such capacity, I am familiar with the Company’s accounting records and internal controls over financial reporting;

2.

I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have reviewed certain information included in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, which information is circled on the pages attached hereto as Annex A (the “Flash Financial Information”), Annex B (the “Certified Information”) and Annex C (the “Pro Forma Information”);

3.

I or members of the Company’s staff who are responsible for the Company’s financial or accounting matters have supervised the compilation of and reviewed the Flash Financial Information, the Certified Information and the Pro Forma Information;

4.

the Flash Financial Information (a) was prepared in good faith by the Company, (b) has been derived from internal accounting records of the Company and (c) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff, that would cause me to believe that (a) the Flash Financial Information is inaccurate or misleading in any material respect or (b) that the actual consolidated results of operations of the Company will differ from that presented in the Flash Financial Information in any material respect;

5.

the Certified Information (a) was prepared in good faith by the Company, (b) was prepared on the basis of reasonable assumptions and (c) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff, that would cause me to believe that the Certified Information is inaccurate or misleading in any material respect; and

6.

the Pro Forma Information (a) was prepared by the Company in accordance with the Commission’s rules and guidelines and the applicable Canadian Securities Laws with respect to pro forma financial statements and was properly computed on the bases described therein, (b) was prepared on the basis of reasonable assumptions, (c) used adjustments that were appropriate to give effect to the transactions or circumstances referred to therein, and (d) fairly presents in all material respects the matters which it purports to present. Nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff, that would cause me to believe that the Pro Forma Information is inaccurate or misleading in any material respect.

Annex I(F)-1

Unless otherwise defined herein, terms defined in the Underwriting Agreement and used herein shall have the meanings given to them in the Underwriting Agreement.

Annex I(F)-2

ANNEX II

FORM OF PRESS RELEASE

Sundial Growers Inc. [Date]

Sundial Growers Inc. (“Company”) announced today that it is waiving a lock-up restriction with respect to common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The waiver will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex II-1